EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

ALL-AMERICAN SPORTPARK, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

     I hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of All-American SportPark, Inc. for the quarter ended September 30, 2018:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of All-American SportPark, Inc.

Dated: November 13, 2018

/s/ Ronald Boreta

Ronald Boreta

Chief Executive Officer

(Principal Executive Officer) and

Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to All-American SportPark, Inc. and will be retained by All-American SportPark, Inc. and furnished to the Securities and Exchange Commission upon request.